Exhibit 10.7

AMENDMENT NO. 8 TO
RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 8 TO RECEIVABLES FINANCING AGREEMENT, dated as of September 30, 2022 (this “Amendment”), among PG&E AR Facility, LLC, a Delaware limited liability company (the “Borrower”), Pacific Gas and Electric Company, a California corporation (“PG&E”), as initial Servicer (in such capacity, the “Servicer”) and as retention holder (in such capacity, the “Retention Holder”), JPMorgan Chase Bank, N.A. (“JPM”), as a Committed Lender and as a Group Agent, Jupiter Securitization Company LLC (“Jupiter”), as a Conduit Lender, Mizuho Bank, Ltd. (“Mizuho”), as a Committed Lender and as a Group Agent, BNP Paribas (“BNP”), as a Committed Lender and as a Group Agent, Starbird Funding Corporation (“Starbird”), as a Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit Lender, and MUFG Bank, Ltd. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of October 5, 2020 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”);
WHEREAS, concurrently herewith, the Borrower, the Servicer, each Group Agent and the Administrative Agent are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (as amended, restated, supplemented, assigned or otherwise modified from time to the, the “Fee Letter”); and
WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:
A G R E E M E N T:
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Agreement.
2.Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:
(a)The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
(b)Exhibit G of the Agreement is hereby replaced in its entirety with the exhibit attached hereto as Exhibit G.
3.Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction of the following conditions:

(c)receipt by the Administrative Agent of executed counterparts of this Amendment duly executed by each of the parties hereto;
(d)receipt by the Administrative Agent of executed counterparts of the Fee Letter duly executed by each of the parties thereto; and
(e)the Administrative Agent shall have received evidence that the Upfront Fee (as defined in the Fee Letter) has been received by each Group Agent.
4.Certain Representations and Warranties. Each of the Servicer, the Retention Holder and the Borrower represents and warrants to each Credit Party as of the date hereof, as follows:
(f)Representations and Warranties. Both before and immediately after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, all of its respective representations and warranties contained in the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) of the Agreement and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) of the Agreement) and each other Transaction Document to which it is a party that (x) do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, and (y) contains a materiality qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).
(g)Power and Authority; Due Authorization. That it has all necessary corporate power, limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment, the Fee Letter and the transactions contemplated hereby and thereby and (ii) perform its obligations under this Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement, the Fee Letter and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(h)Binding Obligations. This Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, the Servicer and the Retention Holder, as applicable, enforceable against the Borrower, the Servicer or the Retention Holder, as applicable, in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(i)No Event of Default or Termination Events. No Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this Amendment, the Fee Letter or the transactions contemplated hereby or thereby.
5.Reference to and Effect on the Agreement and the Other Transaction Documents.
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(j)From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.
(k)The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.
(l)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.
6.Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.
7.GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
8.Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
9.Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
10.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this
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Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
13.Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC By: /s/ Monica Klemann Name: Monica Klemann Title: Assistant Treasurer

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as Retention Holder By: /s/ Margaret K. Becker Name: Margaret K. Becker Title: Vice President and Treasurer

MUFG BANK, LTD., as Administrative Agent By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as a Committed Lender By: /s/ Eric Williams Name: Eric Williams Title: Managing Director
VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President

    S-2

MIZUHO BANK, LTD., as Group Agent for the Mizuho Group By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

MIZUHO BANK, LTD., as a Committed Lender By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

    S-3

BNP PARIBAS,
as Group Agent for the BNP Group

By: /s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

By: /s/ Advait Joshi
Name: Advait Joshi
Title: Director

BNP PARIBAS,
as a Committed Lender

By: /s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

By: /s/ Advait Joshi
Name: Advait Joshi
Title: Director

STARBIRD FUNDING CORPORATION,
as a Conduit Lender

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

    S-4

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM Group

By: /s/ Corina Mills
Name: Corina Mills
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as a Committed Lender

By: /s/ Corina Mills
Name: Corina Mills
Title: Executive Director

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Lender

By: /s/ Corina Mills
Name: Corina Mills
Title: Executive Director
    S-5

Exhibit A
(attached)

Exhibit G
Form of Monthly Report

(attached)

~~Conformed Through Commitment Increase Request, dated August 12, 2022~~
EXHIBIT A To Amendment 8 to Receivables Financing Agreement, dated as of September

30, 2022

RECEIVABLES FINANCING AGREEMENT

Dated as of October 5, 2020 by and among
PG&E AR FACILITY, LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

MUFG BANK, LTD.,
as Administrative Agent,
and
PACIFIC GAS AND ELECTRIC COMPANY,
as initial Servicer and as Retention Holder

TABLE OF CONTENTS
(continued)
Page

EXHIBITS

EXHIBIT A – Form of Loan Request
EXHIBIT B – Form of Reduction Notice
EXHIBIT C – Form of Assignment and Acceptance Agreement
EXHIBIT D – [Reserved]
EXHIBIT E – Form of CARE Program Inclusion Request
EXHIBIT F – Credit and Collection Policy
EXHIBIT G – Form of Monthly Report
EXHIBIT H – Form of Compliance Certificate
EXHIBIT I – Closing Memorandum
EXHIBIT J – Form of Daily Report
EXHIBIT K – Form of Weekly Report
EXHIBIT L – Form of Seasonal Commitment ~~Increase~~Change Request

SCHEDULES

SCHEDULE I – Commitments
SCHEDULE II – Lock-Boxes, Collection Accounts and Borrower Accounts SCHEDULE III – Notice Addresses

proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender) and any date of determination during any Period, the maximum aggregate amount which such Person is obligated to lend hereunder on account of all Loans as set forth on Schedule I or in the Assignment and Acceptance Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 13.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e) or any increase or decrease in Commitments pursuant to Section 2.02(h). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.

“Committed Lenders” means MUFG and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with any PG&E Party within the meaning of Section 4001 of ERISA or is part of a group that includes any PG&E Party and that is treated as a single employer under Section 414 of the Code.

“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Specified Concentration Percentage, times (ii) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at the time of determination.

“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.

“Confirmation Order” means that certain order of the United States Bankruptcy Court for the Northern District of California, San Francisco Division dated June 20, 2020 Docket No. 8053 confirming a plan of reorganization same as or substantially similar to the Plan of Reorganization.

“Contract” means, with respect to any Receivable, a contract (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable. A “related” Contract with respect to a Receivable means a Contract under which such Receivable arises or which is relevant to the collection or enforcement of such Receivable.

“Control Direction” has the meaning set forth in the Intercreditor Agreement.

“CP Rate” means, (a) with respect to Jupiter Securitization Company LLC and for any Interest Period (or portion thereof) for any Portion of Capital, the per annum rate calculated to yield the “weighted average cost” (as defined below) for such Interest Period (or portion thereof) in respect to Notes issued by such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Period (or portion thereof), the rate resulting from converting such discount rate to an interest bearing equivalent

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment Date” means September 30, 2022.

“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not contain a legally enforceable right on the part of the Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not subject to a confidentiality provision, covenant of non-disclosure or similar restrictions that would restrict the ability of the Administrative Agent or any Credit Party to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder) with respect to the related Receivable, (iii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iv) that is in substantially the form of one of the form contracts set forth on Exhibit D hereto or otherwise approved by the Administrative Agent in writing and (v) is in full force and effect.

“Eligible Receivable” means, as of any date of determination, a Receivable:

(a)     (i) which represents all or part of the sales price of goods sold, or services provided, by an Originator to the related Obligor in the ordinary course of such Originator’s business, (ii) which has been sold or contributed and otherwise validly transferred to the Borrower pursuant to the Purchase and Sale Agreement and for which the Borrower has good and marketable title thereto free and clear of any Adverse Claim, (iii) for which all obligations of the related Originator in connection with which have been fully performed, (iv) no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) with payment terms of not more than 60 days from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning specified in Section 2.02(g).

“Facility Limit” means, as of any date of determination, the aggregate Commitment of each Committed Lender at such time, as reduced from time to time pursuant to Section 2.02(e) or increased or decreased pursuant to Section 2.02(h). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

~~“Facility Limit Increase Date” has the meaning set forth in Section 2.02(h).~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning set forth in Section 6.01(n)(ii).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to:

(a)    the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b)    if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Peak Periods” means the following periods (i) the period including the calendar months of April, May and June of each calendar year and (ii) the period including the calendar months of October, November and December of each calendar year.

“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by such Lender at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.

“Period 1” means the period beginning on and including the Monthly Settlement Date falling in December of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in March of the following calendar year.

“Period 2” means the period beginning on the Monthly Settlement Date falling in March of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in May of the same calendar year.

“Period 3” means the period beginning on the Monthly Settlement Date falling in May of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in July of the same calendar year.

“Period 4” means the period beginning on and including the Monthly Settlement Date falling in July of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in October of the same calendar year.

“Period 5” means the period beginning on and including the Monthly Settlement Date falling in October of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in November of the same calendar year.

“Period 6” means the period beginning on and including the Monthly Settlement Date falling in November of each calendar year and ending on, but excluding, the Monthly Settlement Date falling in December of the same calendar year.
“Periods” means each of Period 1, Period 2, Period 3, Period 4, Period 5 and Period 6. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of
“Term SOFR”.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“PG&E” has the meaning set forth in the preamble to this Agreement.

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Borrower Account with respect to the full Unpaid Balance of the related Receivables.

“Revenue Assurance Receivable” means any Receivable, the Obligor of which acquired the related good or service unlawfully or otherwise without the consent of the related Originator, including as a result of meter tampering, bypassing meters, tapping gas or power lines, tapping into neighboring premises and self-reconnection without consent.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Sixth Amendment Date, Cuba, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea (Ukraine), Iran, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” has the meaning set forth in Section 6.01(n)(i).

“Scheduled Termination Date” means the earlier of (i) September ~~15~~30, ~~2023~~2024, as such date may be extended from time to time pursuant to Section 2.02(g) and (ii) the date that is ten (10) Business Days after the delivery of notice from the Borrower to the Administrative Agent and each Group Agent pursuant to Section 2.02(e) notifying the Administrative Agent and each Group Agent of the Scheduled Termination Date.

“Seasonal Limit Change Date” has the meaning set forth in Section 2.02(h).

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of PG&E or any of its Subsidiaries shall be a “Swap Agreement”.

“Tax Charges” means any state, city, municipal, county or other local jurisdiction utility tax or surcharge, consumption tax or surcharge, energy commission tax or surcharge, or similar tax, owing by an Obligor, whether separately charged or included in the rate charges to such Obligor, that is applicable or relates to electric and/or natural gas services provided by or on behalf of any Originator.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

~~“Temporary Period” means the period commencing on the Closing Date and ending on (but including) February 28, 2022.~~

“Term SOFR” means

(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to any Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator; provided that, in the event there are multiple successor administrators, the successor administrator hereunder shall be selected by the Administrative Agent and the Borrower).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01 or Section 9.02 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Termination Event” has the meaning specified in Section 9.02. For the avoidance of doubt, any Termination Event that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.

“TO Settlement” means that certain one-time credit issuance by PG&E to certain of its customers occurring in April 2021 related to transmission ownership and in the amount of approximately $26,000,000.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreements, the Fee Letter, the Pledge Agreement, each Subordinated Note, the Administrative Services Agreement, Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating.

“Trough Periods” means the following periods (i) the period including the calendar months of January, February and March of each calendar year and (ii) the period including the calendar months of July, August and September of each calendar year.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

SECTION 2.02. Making Loans; Repayment of Loans.

(a)    Each Loan hereunder shall be made on at least two (2) Business Days’ prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 2:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $10,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).

(b)    On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.

(c)    Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).

(d)    The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 3.01(a) and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its sole discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $10,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date.

(e)    The Borrower may, at any time upon at least ten (10) Business Days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $10,000,000 or integral multiples of $100,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit for any Period to an amount less than $200,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender for each Period shall be ratably reduced.

(f)    In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Aggregate Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

(g)    Provided that no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.

(h)    Provided that no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, the Borrower may advise the Administrative Agent and each Group Agent in writing of its desire to ~~increase~~modify the Commitment of each Committed Lender for one or more Periods and the desired effective date thereof (such desired date, the "~~Facility~~Seasonal Limit ~~Increase~~Change Date") by delivering a Seasonal Commitment ~~Increase~~Change Request in the form attached hereto as Exhibit L ~~(without any modifications to the Commitments set forth on Schedule I thereto)~~ to such Persons, provided that (i) such request is delivered not less than ten (10) ~~days~~Business Days prior to the requested ~~Facility~~Seasonal Limit ~~Increase~~Change Date, (ii) the requested ~~Facility Limit Increase Date is no later than September 30, 2022 and (iii) in connection with such request, the Borrower shall cause to be delivered to the Administrative Agent on or prior to the Facility Limit Increase Date, one or more opinions from external counsel, in form and substance reasonably satisfactory to the Administrative Agent, as to no conflicts with material agreements (a "No-Conflict Opinion")~~aggregate change in Commitments for any Period is allocated ratably among the Committed Lenders, (iii) the aggregate Commitments for the Lenders for any Period does not (x) exceed $1,500,000,000 or (y) fall below $1,000,000,000 and (iv) no more than two Seasonal Commitment Change Requests are delivered during any one-year period, commencing with the Eighth Amendment Date. In the event that one or more Committed Lenders are agreeable to such ~~increase~~modification, each applicable Group Agent and each applicable Committed Lender shall countersign such Seasonal Commitment ~~Increase~~Change Request, and so long as the Administrative Agent has received such countersigned signature pages from at least one Committed Lender ~~and a No-Conflict Opinion in form and substance reasonably satisfactory to the Administrative Agent~~, the Commitment of each applicable Committed Lender that has returned a countersigned signature page shall be ~~increased~~modified for each applicable Period to the amount set forth in such Seasonal Commitment ~~Increase~~Change Request effective upon the ~~Facility~~Seasonal Limit ~~Increase~~Change Date; provided, however, that if any Committed Lender fails to so return a countersigned signature page within ten (10) ~~days~~Business Days of receipt of such request, then such Committed Lender shall be deemed to have declined such ~~increase~~modification. On the ~~Facility~~Seasonal Limit ~~Increase~~Change Date, ~~(i)~~ pursuant to notification provided by the Administrative Agent to the Lenders, the Lenders shall rebalance Capital among the Lenders such that after giving effect thereto, the Aggregate Capital is distributed ratably among the Groups based on each Group's Group Commitment ~~and (ii) the Borrower shall pay each Group Agent the applicable "Increase Fee" as set forth in the Fee Letter~~.

SECTION 2.03. Interest and Fees.

(a)    On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Group Agent, each Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (such fee letter agreements, each as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)    Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and any PG&E Party or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(w) PG&E shall fail to satisfy the Credit Agreement Financial Covenant. If, after the date hereof, the Credit Agreement Financial Covenant (or any of the defined terms used in connection with such covenant) is amended, modified or waived, then the test set forth in this clause (w) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, modification or waiver, (i) each Lender (or an Affiliate thereof) and the Administrative Agent (or an Affiliate thereof) is a party to the Credit Agreement, (ii) each Lender and the Administrative Agent consented in writing to such amendment, modification or waiver under the Credit Agreement and (iii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement. In the event the Credit Agreement is terminated or replaced, the Credit Agreement Financial Covenant and respective meaning assigned to related terms immediately preceding such termination shall continue for all purposes of this clause (w).

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.

SECTION 9.02. Termination Events. If any of the following events (each a “Termination Event”) shall occur:

(a)    the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed ~~2.50~~2.00%;

(b)    the average of the Days Sales Outstanding for the three preceding Settlement Periods shall at any time exceed ~~(i) solely if the last day of such three Settlement Periods ends during the Temporary Period, 80.00 days or (ii) otherwise, 80.00~~90.00 days;

(c)    the average of the Delinquency Ratios for the three preceding Settlement Periods shall at any time exceed (i) ~~solely~~ if the last day of such three Settlement Periods ends during ~~the Temporary~~a Peak Period, ~~9.00~~8.50% or (ii) ~~otherwise~~if the last day of such three Settlement Periods ends during a Trough Period, 7.00%;

(d)    the average of the Loss Ratios for the three preceding Settlement Periods shall at any time exceed ~~(i) solely if the last day of such three Settlement Periods ends during the Temporary Period, 6.00% or (ii) otherwise, 4.75~~5.75%;

(e)    Receivables cease being sold or contributed by any Originator to the Borrower pursuant to the Purchase and Sale Agreement;

(f)    any PG&E Party makes any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents;

(g)    (i) the Collection Account Agent shall fail to perform or observe any term, covenant or agreement under the Intercreditor Agreement, and such failure, solely to the extent capable of cure, shall continue for three (3) Business Days, (ii) the Collection Account Agent shall fail to deliver a “Notice of Sole Control”, a “Notice of Exclusive Control”, a “Notice of Control” or other notice of control to each Collection Account Bank in accordance with each of the Collection Account Control Agreements within two (2) Business Days following receipt by the Collection Account Agent of a Control Direction delivered to the Collection Account Agent by the Administrative Agent or (iii) Citibank, N.A. shall resign as Collection Account Agent, and no successor Collection Account Agent reasonably satisfactory to the Administrative Agent and the Majority Group Agents shall have been appointed;

(h)    the Intercreditor Agreement, at any time after its execution and delivery and for any reason other than satisfaction in full of all the Borrower Obligations, ceases to be in full force and effect; or the Collection Account Agent (or any of its Affiliates) contests in any manner in writing the validity or enforceability of the Intercreditor Agreement; or the Collection Account Agent denies in writing that it has any or further obligation under the Intercreditor Agreement, or purports in writing to revoke, terminate or rescind the Intercreditor Agreement; or

(i)    if a Stop Sweeping Event has occurred and is continuing, the Remaining Transfer Amount of Collections for any Business Day is not transferred to the Borrower Accounts within five (5) Business Days of such Business Day and such failure is not remedied within ten (10) Business Days;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred).

EXHIBIT L

Form of Seasonal Commitment ~~Increase~~Change Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]
[Group Agents]
Re: Seasonal Commitment ~~Increase~~Change Request Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Seasonal Commitment ~~Increase~~Change Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Seasonal Commitment ~~Increase~~Change Request pursuant to Section 2.02(h) of the Agreement. The Borrower hereby requests ~~an increase~~a modification in the Commitment of each Committed Lender for each applicable Period to the amount set forth on Schedule I hereto with an effective date as of [ ], 2022 (the "~~Facility~~Seasonal Limit ~~Increase~~Change Date"). ~~Subject to the delivery of the No-Conflict Opinion referenced in Section 2.02(h) of the Agreement, each~~Each of the parties countersigning this Seasonal Commitment ~~Increase~~Change Request hereby consents to the ~~increase~~modification in the Commitments for each applicable Period to the amounts set forth on Schedule I hereto effective as of the ~~Facility~~Seasonal Limit ~~Increase~~Change Date.

This Seasonal Commitment ~~Increase~~Change Request shall be effective as of the ~~Facility~~Seasonal Limit ~~Increase~~Change Date with respect to each Committed Lender that has countersigned this Seasonal Commitment ~~Increase~~Change Request upon receipt by the Administrative Agent of counterparts hereto signed by at least one Committed Lender. In the event that one or more Committed Lenders fails to countersign this Seasonal Commitment ~~Increase~~Change Request, this Seasonal Commitment ~~Increase~~Change Request shall not be effective to ~~increase~~modify the Commitment for any Period of any such Committed Lender that has not countersigned this Seasonal Commitment ~~Increase~~Change Request.

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Commitment ~~increases~~modifications, as follows:

i.    the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 of the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p), which representations and warranties are made only as of the Closing Date), that (x) does not contain a materiality qualification are true and correct in all material respects on and as of the date of ~~such Credit Extension~~the Seasonal Limit Change Date as if made on and as of such date, and (y) contains a materiality qualification are true and correct on and as of the ~~Facility~~Seasonal Limit ~~Increase~~Change Date as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date);

ii.    no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from such Commitment ~~increase~~modification;

iii.    no Borrowing Base Deficit exists or would exist after giving effect to such Commitment ~~increase~~modification;

iv.    the Aggregate Capital will not exceed the Facility Limit; ~~and~~

v.    the aggregate Commitment of the Committed Lenders for each Period does not exceed $1,500,000,000;

vi.    the aggregate Commitment of the Committed Lenders for each Period is not less than $1,000,000,000; and

~~vii.    (v)~~ (v) the Termination Date has not occurred.

THIS SEASONAL COMMITMENT ~~INCREASE~~CHANGE REQUEST, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

This Seasonal Commitment ~~Increase~~Change Request may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Seasonal Commitment ~~Increase~~Change Request by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Seasonal Commitment ~~Increase~~Change Request and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SCHEDULE I TO SEASONAL COMMITMENT ~~INCREASE~~CHANGE REQUEST
Commitments

Party	Capacity	Period 1 Commitment
MUFG	Committed Lender	~~$550,000,000~~
Mizuho	Committed Lender	~~$316,666,666.67~~
BNP	Committed Lender	~~$316,666,666.67~~
JPM	Committed Lender	~~$316,666,666.67~~

Party	Capacity	Period 2 Commitment
MUFG	Committed Lender
Mizuho	Committed Lender
BNP	Committed Lender
JPM	Committed Lender

Party	Capacity	Period 3 Commitment
MUFG	Committed Lender
Mizuho	Committed Lender
BNP	Committed Lender
JPM	Committed Lender

Party	Capacity	Period 4 Commitment
MUFG	Committed Lender
Mizuho	Committed Lender
BNP	Committed Lender
JPM	Committed Lender

Party	Capacity	Period 5 Commitment
MUFG	Committed Lender
Mizuho	Committed Lender
BNP	Committed Lender
JPM	Committed Lender

Party	Capacity	Period 6 Commitment
MUFG	Committed Lender
Mizuho	Committed Lender
BNP	Committed Lender
JPM	Committed Lender
r

Exhibit L-9

SCHEDULE I
Commitments

Party	Capacity	Period 1 Commitment
MUFG	Committed Lender	$550,000,000
Mizuho	Committed Lender	$316,666,666.67
BNP	Committed Lender	$316,666,666.67
JPM	Committed Lender	$316,666,666.67

Party	Capacity	Period 2 Commitment
MUFG	Committed Lender	$366,666,666.67
Mizuho	Committed Lender	$211,111,111.11
BNP	Committed Lender	$211,111,111.11
JPM	Committed Lender	$211,111,111.11

Party	Capacity	Period 3 Commitment
MUFG	Committed Lender	$458,333,333.33
Mizuho	Committed Lender	$263,888,888.89
BNP	Committed Lender	$263,888,888.89
JPM	Committed Lender	$263,888,888.89

Party	Capacity	Period 4 Commitment
MUFG	Committed Lender	$550,000,000
Mizuho	Committed Lender	$316,666,666.67
BNP	Committed Lender	$316,666,666.67
JPM	Committed Lender	$316,666,666.67

Schedule I-1

Party	Capacity	Period 5 Commitment
MUFG	Committed Lender	$440,000,000
Mizuho	Committed Lender	$253,333,333.34
BNP	Committed Lender	$253,333,333.34
JPM	Committed Lender	$253,333,333.34

Party	Capacity	Period 6 Commitment
MUFG	Committed Lender	$458,333,333.33
Mizuho	Committed Lender	$263,888,888.89
BNP	Committed Lender	$263,888,888.89
JPM	Committed Lender	$263,888,888.89

~~Exhibit L~~Schedule I-2

Exhibit G
Form of Monthly Report

(attached)

PG&E AR Facility LLC

Monthly Servicer Report as of ,

(USD, 000) Unless Noted

Advances / Paydowns

Prior Month's CP Outstanding	-
Current Month's Borrowing Base	-
Increase/Decrease in CP Outstanding for / /	-
Current CP Outstanding	-

I. Rollforward Activity

Beginning of Month Receivables Balance	Billed Receivables Monthly Activity	Unbilled Revenue Monthly Activity	Cash Collections Monthly Activity	Gross Write-Off Monthly Activity	Credit Adjustments (Dilution) Monthly Activity	Unapplied Cash Monthly Activity	DWR Monthly Activity	Cancel/Rebills Net Credit Only Monthly Activity	Billing Adjustments Monthly Activity	Customer Refunds Monthly Activity	Other Adjustments Monthly Activity	Billed Taxes & Surcharges Monthly Activity	Billed UDC ESP Monthly Activity	Other Monthly Activity	Recoveries Activity	End of Month Receivables Balance (Per GL)	Excluded AR Balance	Modified Ending Receivables Balance
0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

II. Portfolio Aging

Unbilled Ending Balance	Unaged Ending Balance	1-30 DPI	31-60 DPI	61-90 DPI	91-120 DPI	121-150 DPI	151+ DPI	Unapplied Cash Ending Balance	Unapplied Credits Ending Balance	Total Billed Receivables	Total Outstanding Receivables
0	0	0	0	0	0	0	0	0	0	0	0

A/R Reconciliation / Difference: 0

III. Eligible Receivables

		(-)	(+)
Ending Balance			-
Less:	Delinquent and Defaulted Receivables	-	
	Intercompany / Affiliate Receivables Ending Balance	-	
	Cross-Aging	-	
	Non-Defaulted Payment Plan Receivables	-	
	Non-Defaulted Revenue Assurance	-	
	Unaged > 30 Days	-	
	Bankrupt Obligors Ending Balance	-	
	CPUC Fees	-	
	Unbilled > 60 Days	-	
	Billed Taxes	-	
	Write-off AR	-	
	Foreign AR	-	
	Wholesale (CGT) AR Ending Balance	-	
	ESP Consolidated AR	-	
	CARE < 90 DPD	-	
Total Ineligible Receivables		-	
Eligible Receivables			-

IV. Obligor Concentrations

	Obligor	Outstanding Receivables	Concentration Limit (%)	Concentration Limit ($)	Excess Receivables
1	Top Receivable Balance 1	0	3.00%	0	-
2	Top Receivable Balance 2	0	3.00%	0	-
3	Top Receivable Balance 3	0	3.00%	0	-
4	Top Receivable Balance 4	0	3.00%	0	-
5	Top Receivable Balance 5	0	3.00%	0	-
6	Top Receivable Balance 6	0	3.00%	0	-
7	Top Receivable Balance 7	0	3.00%	0	-
8	Top Receivable Balance 8	0	3.00%	0	-
9	Top Receivable Balance 9	0	3.00%	0	-
10	Top Receivable Balance 10	0	3.00%	0	-
	Total Excess Concentration				-

V. Net Pool Balance / Borrowing Base

		(-)	(+)
Eligible Receivables			-
Less:	Unbilled Excess	-	
	Federal Government Excess	-	
	Non-Federal Government Excess	-	
	Customer Deposit Excess	-	
	Medical A/R Excess	-	
	Balanced Payment Plan Excess	-	
	CARE A/R Excess	-	
	FERA A/R Excess	-	
	Excess Obligor Concentrations	-	
	California Climate Credit Accrual	-	
	Other Credits Accrual	-	
	Accrued Customer Refunds	-	
	Potential Offsets	-	
Total Excess Concentrations and Accruals		-	
Net Pool Balance			-

1

Internal

    S-1

VI. Reserve Calculations

	Current Month
	/ /
LOSS RESERVE	
Sales during the Month of April, 2022	-
Default Proxy (+ W/O)	-
Loss Ratio	0.00%
Loss Ratio 3M Average	0.00%
Loss Horizon Ratio (LHR)	-
Loss Percentage	0.00%
Loss Reserve Floor	0.00%
Loss Reserve Amount	(
DILUTION **RESERVE**	
Sales during the Month of July, 2022	-
Dilution	-
Dilution Ratio (DR)	0.00%
3M Average Dilution Ratio	0.00%
Adjusted Dilution Ratio (12M Average of DR)	0.00%
Dilution Spike (12M high of DR)	0.00%
Dilution Volatility Ratio (for DRF)	0.00%
Dilution Horizon Ratio	-
Dynamic Dilution Reserve	0.00%
Dilution Reserve Floor	0.00%
Dilution Reserve Amount	(
YIELD & SERVICER RESERVE	
Max Days Sales Outstanding (DSO)	-
Base Rate	0.00%
Yield Reserve %	0.00%
Yield Reserve Amount	(
Max Days Sales Outstanding (DSO)	-
Servicing Fee	0.00%
Servicing Fee Reserve %	0.00%
Servicing Fee Reserve Amount	(
REQUIRED **RESERVES**	
Loss & Dilution Reserve Floor	0.00%
Loss & Dilution Dynamic Reserve	0.00%
Greater of Floor & Dynamic	0.00%
Total Reserve Amount (incl. Yield/Svc)	(

Net Pool Balance		-
Less: Total Reserves	0	
Borrowing **Base**		-
Facility Limit		**1,500,000,000**
Maximum CP Available		-
SPV Risk Retention		-

VII. Compliance

COMPLIANCE TEST	Current Month / /	Compliance
Is the 3-month rolling average Loss Ratio less than 4.8%?	0.00%	Compliant
Is the 3-month rolling average Delinquency Ratio less than 7.0%?	0.00%	Compliant
Is the 3-month rolling average Dilution Ratio less than 2.50%?	0.00%	Compliant
Is the 3-month rolling average DSO less than 80 days?	0.00	Compliant

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of is in accordance with the Receivables Purchase Agreement and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signature: ______________________________ Date: __ / /

Name: Monica Klemann

Title: Assistant Treasurer

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